                                                                    Exhibit 99.1


                       TRANS LEASING INTERNATIONAL, INC.
                                 SAVINGS PLAN
            (As Amended and Restated Effective as of July 1, 1994)

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I            DEFINITIONS                                               1

ARTICLE II           ELIGIBILITY                                              11

2.1     CONDITIONS OF ELIGIBILITY                                             11

2.2     EFFECTIVE DATE OF PARTICIPATION                                       11

2.3     DETERMINATION OF ELIGIBILITY                                          12

2.4     TERMINATION OF ELIGIBILITY                                            12

2.5     OMISSION OF ELIGIBLE EMPLOYEE                                         12

2.6     INCLUSION OF INELIGIBLE EMPLOYEE                                      12

ARTICLE III          CONTRIBUTION AND ALLOCATION                              12

3.1     FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION                       12

3.2     PARTICIPANT'S SALARY REDUCTION ELECTION                               13

3.3     AMOUNT OF EMPLOYER PROFIT SHARING CONTRIBUTION                        16

3.4     TIME OF PAYMENT OF EMPLOYER MATCHING, BASIC AND DISCRE-
        TIONARY CONTRIBUTIONS                                                 17

3.5     TIME OF PAYMENT OF ELECTIVE CONTRIBUTION                              17

3.6     ALLOCATION OF CONTRIBUTIONS AND EARNINGS                              17

3.7     ACTUAL DEFERRAL PERCENTAGE TESTS                                      20

3.8     ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS                        22

3.9     MAXIMUM CONTRIBUTION PERCENTAGE                                       23

3.10    ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE                      24

3.11    ADDITIONAL NONDISCRIMINATION IN EMPLOYER CONTRIBUTIONS                25

3.12    MAXIMUM ANNUAL ADDITIONS                                              26

3.13    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS                             30

3.14    TRANSFERS FROM QUALIFIED PLANS                                        31


ARTICLE IV           VALUATIONS                                               35

4.1     VALUATION OF THE TRUST FUND                                           35

4.2     METHOD OF VALUATION                                                   35

ARTICLE V            DETERMINATION AND DISTRIBUTION OF BENEFITS               35

5.1     DETERMINATION OF BENEFITS UPON RETIREMENT                             35

5.2     DETERMINATION OF BENEFITS UPON DEATH                                  35

5.3     DETERMINATION OF BENEFITS IN EVENT OF DISABILITY                      37

5.4     DETERMINATION OF BENEFITS UPON TERMINATION                            37

5.5     DISTRIBUTION OF BENEFITS                                              38

5.6     DISTRIBUTION OF BENEFITS UPON DEATH                                   41

5.7     TIME OF DISTRIBUTION                                                  44

5.8     DISTRIBUTION FOR MINOR BENEFICIARY                                    45

5.9     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN                        45

5.10    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS                             45

5.11    DIRECT ROLLOVERS                                                      45

ARTICLE VI           TRUSTEE                                                  46

6.1     BASIC RESPONSIBILITIES OF THE TRUSTEE                                 46

6.2     INVESTMENT POWERS AND DUTIES OF THE TRUSTEE                           47

6.3     OTHER POWERS OF THE TRUSTEE                                           48

6.4     LOANS TO PARTICIPANTS                                                 50

6.5     DUTIES OF THE TRUSTEE REGARDING PAYMENTS                              52

6.6     TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES                         52

6.7     ANNUAL REPORT OF THE TRUSTEE                                          52

6.8     AUDIT                                                                 53



6.9     RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE                        54

6.10    TRANSFER OF INTEREST                                                  55

ARTICLE VII          AMENDMENT, TERMINATION, AND MERGERS                      55

7.1     AMENDMENT                                                             55

7.2     TERMINATION                                                           56

7.3     MERGER OR CONSOLIDATION                                               56

ARTICLE VIII         TOP HEAVY AND ADMINISTRATION                             57

8.1     TOP HEAVY PLAN REQUIREMENTS                                           57

8.2     DETERMINATION OF TOP HEAVY STATUS                                     57

8.3     POWERS AND RESPONSIBILITIES OF THE EMPLOYER                           60

8.4     DESIGNATION OF ADMINISTRATIVE AUTHORITY                               61

8.5     ALLOCATION AND DELEGATION OF RESPONSIBILITIES                         61

8.6     POWERS AND DUTIES OF THE ADMINISTRATOR                                61

8.7     RECORDS AND REPORTS                                                   62

8.8     APPOINTMENT OF ADVISERS                                               63

8.9     INFORMATION FROM EMPLOYER                                             63

8.10    PAYMENT OF EXPENSES                                                   63

8.11    MAJORITY ACTIONS                                                      63

8.12    CLAIMS PROCEDURE                                                      63

8.13    CLAIMS REVIEW PROCEDURE                                               64

ARTICLE IX           MISCELLANEOUS                                            64

9.1     PARTICIPANT'S RIGHTS                                                  64

9.2     ALIENATION                                                            65

9.3     CONSTRUCTION OF PLAN                                                  65

9.4     GENDER AND NUMBER                                                     66



9.5     LEGAL ACTION                                                          66

9.6     PROHIBITION AGAINST DIVERSION OF FUNDS                                66

9.7     BONDING                                                               67

9.8     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE                            67

9.9     INSURER'S PROTECTIVE CLAUSE                                           67

9.10    RECEIPT AND RELEASE FOR PAYMENTS                                      68

9.11    ACTION BY THE EMPLOYER                                                68

9.12    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY                    68

9.13    HEADINGS                                                              69

9.14    APPROVAL BY INTERNAL REVENUE SERVICE                                  69

9.15    UNIFORMITY                                                            69

                       TRANS LEASING INTERNATIONAL, INC.
                                 SAVINGS PLAN
            (As Amended and Restated Effective as of July 1, 1994)

     THIS AGREEMENT was originally made and entered into on the 23rd day of June 1, 1988, by and between Trans Leasing International, Inc. (herein referred to as the "Employer") and Richard Grossman (herein referred to as the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of a 401(k) Profit Sharing Plan for those employees who shall qualify as participants hereunder;

     WHEREAS, the Employer desires to amend and restate the Plan effective July 1, 1988 (the "Prior Plan") to incorporate various amendments;

     NOW, THEREFORE, effective July 1, 1994, except as otherwise herein provided (hereinafter called the "Effective Date"), the Prior Plan is amended and restated, except where otherwise noted, in its entirety, and the Trustee hereby accepts the Plan on the following terms:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.2   "Actual Contribution Percentage" has the meaning given in Section
3.9(b).

     1.3   "Actual Deferral Percentages" has the meaning given in Section
3.7(b).

     1.4 "Administrator" means the person or persons designated by the Employer pursuant to Section 8.4 to administer the Plan on behalf of the Employer.

     1.5 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of that Participant, whether attributable to Employer or Employee contributions.

     1.6   "Aggregation Group" has the meaning given in Section 8.2(d).

     1.7   "Anniversary Date" means June 30th.

     1.8   "Annual Additions" has the meaning given in Section 3.12(b).

     1.9   "Annuity Starting Date" has the meaning given in Section 5.5(a)(4).

     1.10  "Applicable Period" has the meaning given in Section 5.6(d).

     1.11 "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

     1.12 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
5.2 and 5.6.

     1.13 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.14 "Company" means Trans Leasing International, Inc., a corporation with its principal offices in the State of Illinois.

     1.15 "Compensation" with respect to any Participant means total compensation paid or accrued by the Employer for a Plan Year. Amounts contributed by the Employer under the within Plan, except for an Employee's Compensation that is deferred pursuant to Section 3.2, and any non-taxable fringe benefits provided by the Employer shall not be considered as Compensation.

     For purposes of Section 3.7(a) and Section 3.9 "Compensation" with respect to any participant means his Deferred Compensation plus compensation which is currently includible in gross income as provided for under Code Section 414(5).

     For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

     For the Plan Year ending June 30, 1994, Compensation in excess of $235,840 shall be disregarded. For Plan Years beginning after June 30, 1994, a Participant's Compensation in excess of $150,000 (as may be adjusted each Plan Year by the Secretary of the Treasury or his delegate) shall be disregarded. In determining the maximum amount of a Participant's Compensation hereunder, the family aggregation rules under section 414(q)(6) of the Code shall apply to Highly Compensated Employees who are five percent (5%) owners or are one of the ten most highly compensated employees. The Highly Compensated Employee's Family Members will be treated as a single employee for the Compensation dollar limit described above (as adjusted), which will be allocated among the Family Members in proportion to each person's Compensation (without regard to such dollar limit).

     1.16 "Contract" or "Policy" means a life insurance policy or annuity contract (group or individual) issued by an insurer elected by a Participant.

     1.17  "Determination Date" has the meaning given in Section 8.2(e).

     1.18  "Direct Rollover" has the meaning given in Section 5.11(b)(iv).

     1.19  "Distributee" has the meaning given in Section 5.11(b)(iii).

     1.20 "Eligible Employee" means any Employee who has satisfied the provisions of Section 2.1, exclusive of any such employee the terms of whose employment are governed by the provisions of a collective bargaining agreement with respect to which retirement benefits were the subject to good faith negotiations unless such agreement provides for his coverage hereunder.

     1.21  "Eligible Retirement Plan" has the meaning given in Section
5.11(b)(ii).

     1.22 "Eligible Rollover Distribution" has the meaning given in Section 5.11(b)(i).

     1.23 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. Employee shall include leased employees within the meaning of Code Section 414(n)(2) unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees, with respect to services performed after December 31, 1986, do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated work force.

     1.24 "Employer Basic Contribution" means Employer's contributions to the Plan that are made in accordance with the provisions of Section 3.1(c).

     1.25 "Employer Elective Contribution" means with respect to any Participant the Employer's contributions to the Plan that are made pursuant to the participant's deferral election provided in Section 3.2.

     1.26 "Employer Matching Contribution" means the Employer's contributions to the Plan that are made in accordance with the provisions of Section 3.1(b).

     1.27 "Employer Non-Elective Contributions" means Employer Basic Contributions, Employer Matching Contributions and Employer Profit Sharing Contributions.

     1.28 "Employer Profit Sharing Contribution" means Employer's contributions to the Plan that are made in accordance with the provisions of Section 3.1(d).

     1.29 "Employers" means Trans Leasing International, Inc. and each Related Company which, with the Company's consent, adopts the Plan and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. Such Employers are referred to individually as an Employer.

     1.30 "Entry Dates" means the first day of each Plan Year quarter; namely, the July 1, October 1, January 1 and April 1 of each Plan Year. The Administrator may, in its discretion, allow additional Entry Dates, as it deems necessary, with uniform and nondiscriminatory application.

     1.31 "Excess Aggregate Contributions" has the meaning given in Section 3.10(b).

     1.32  "Excess Amount" has the meaning given in Section 3.13(b).

     1.33  "Family Member" means an individual described in Code Section 414(q)
(6)(B).

     1.34 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.35 "Fiscal Year" means the Employer's accounting year of 12 months commencing on July 1st of each year and ending the following June 30th.

     1.36 "Former participant" means a person who has been a Participant, but who has ceased to be a participant for any reason. For purposes of Section 1.32, a Former Participant shall be treated as a Highly Compensated Employee if such Former Participant was a Highly Compensated Employee when he separated from service with the Employer or was a Highly Compensated Employee at any time after attaining age 55.

     1.37  "415 Compensation" has the meaning given in Section 3.12(d).

     1.38 "Highly Compensated Group" and "Highly Compensated Employee." The Highly Compensated Group includes every Participant who is a Highly Compensated Employee. A Highly Compensated Employee is an employee who, during the determination year or the year preceding the determination year (the Preceding
Year):

          (a) was a 5 percent owner of the Employer at any time during such year.

          (b) received Compensation in excess of $99,000 for the 1994 Plan Year (or $96,368 during the Preceding Year) from his Employer.

          (c) received Compensation in excess of $66,000 (or $64,245 during the Preceding Year) and was in the top twenty percent (20%) of employees when ranked on the basis of Compensation for that year.

          (d) was an officer of an Employer at any time during that year and received Compensation of more than fifty percent (50%) of the Code section 415(b)(1)(A) limitation in effect for the applicable year.

          (e) was the spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendent of an employee who was a 5 percent owner or was one of the top 10 most Highly Compensated Employees.

A former employee will be considered a member of the Highly Compensated Group if such former employee was a Highly Compensated Employee either when he separated from service with the Employers, or at any time after he attained age 55. The determination of whether an employee is a Highly Compensated Employee will be made with reference to the definitions provided in Code section 414(q) and any regulations issued by the Secretary of the Treasury thereunder (including any cost-of-living adjustments). For purposes of determining the Highly Compensated Group, no more than 50 employees or, if lesser, the greater of 3 employees or 10 percent of employees shall be considered officers of an Employer. An employee shall be treated as an officer hereunder if he is an administrative executive in the regular and continued service of an Employer, irrespective of any title which may or may not have been assigned to him.

     Notwithstanding the foregoing, an employee other than a five percent (5%) owner who was not a Highly Compensated Employee during a Preceding Year will not be considered a Highly Compensated Employee for a determination year unless he is one of the top 100 employees ranked by Compensation for the determination year. The dollar amounts referred to in this subsection 1.32 shall be adjusted each

Plan Year to take into account increases in the cost of living as provided by the Secretary of the Treasury or his delegate.

     1.39 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

          Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.40 "Investment Funds" means the funds maintained under the Plan pursuant to the provisions of Section 3.15.

     1.41 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.42 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual 415 Compensation greater than 150 percent of the amount in effect under Code
     Section 415(c) (1) (A) for any such Plan Year.

          (b) one of the ten employees having annual 415 Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section
     318) both more than one-half percent interest and the largest interests in the Employer.

          (c) a five percent owner of the Employer. Five percent owner means any person who owns (or is considered as owning within the meaning of Code
     Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

          (d) a one percent owner of the Employer having an annual 415 Compensation from the Employer of more than $150,000. One percent owner means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account.

     1.43 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

     1.44 "Limitation Year" means the Plan Year.

     1.45 "Maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, if credit therefor is necessary to prevent the Employee from incurring a 1-Year Break in Service, and, in any other case, in the immediately following computation period. The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a maternity or paternity leave of absence shall not exceed 501.

     1.46 "Non-Elective Contribution" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election provided for in Section 3.2.

     1.47 "Non-Highly Compensated Employee or Group." The Non-Highly Compensated Group includes every Participant who is not a Highly Compensated Employee. Every member of the Non-Highly Compensated Group is a Non-Highly Compensated Employee.

     1.48 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

     1.49 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (the later of (i) age 65, (ii) in the case of a Participant who commences Participation within five years before attaining age 65, the 5th anniversary of Participation in the Plan, or (iii) in the case of a participant not described in (ii), the 10th anniversary of participation in the Plan). A participant shall be fully vested in his Account upon attaining his Normal Retirement Age.

     1.50 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

     1.51 "Participant" means any Eligible Employee who is participating in the Plan as provided in Sections 2.2 and 2.3, and has not for any reason become ineligible to participate further in the Plan.

     1.52 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions.

     1.53 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

     1.54 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions.

     1.55 "Plan" means this instrument, including all amendments thereto.

     1.56 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on July 1st of each year and ending the following June 30th.

     1.57 "Pre-Retirement Survivor Annuity" means an annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with the accounts of a Participant used to provide the death benefit under the Plan.

     1.58 "Projected Annual Benefit" has the meaning given in Section 3.12(1)
(2).

     1.59 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.60 "Related Company" means any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as described in sections 414(b), 414(c) and 414(m), respectively, of the Code and the regulations issued thereunder, and any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(0) of the Code, provided, however, that only Related Companies that are within the controlled group of corporations described in section 409(l)(4) of the Code are eligible to adopt the Plan. For purposes of determining the existence of a Related Defined Contribution Plan under subsection 5.5, a Related Company under a parent-subsidiary agreement shall be determined by using a "more than 50 percent test," instead of an "at least 80 percent test" under sections 414(b) and 414(c) of the Code.

     1.61 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.62 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a participant's Normal Retirement Date or Late Retirement Date (see
Section 5.1).

     1.63 "Rollover contribution" has the meaning given in Section 3.14(f).

     1.64 "Section 415 Suspense Account" has the meaning given in Section
3.13(c).

     1.65 "Super Top Heavy Plan" means a plan described in Section 8.2(b).

     1.66 "Taxable Wage Base" means the Social Security taxable wage base established annually under Section 230 of the Social Security Act.

     1.67 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

     1.68 "Top Heavy Group" has the meaning given in Section 8.2(g).

     1.69 "Top Heavy Plan" means a plan described in Section 8.2(a)

     1.70 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

     1.71 "Total and Permanent Disability" means a physical or mental condition of a participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all participants.

     1.72 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

     1.73 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.74 "Valuation Date" means each Anniversary Date and such other date or dates deemed necessary by the Administrator to determine the value of Plan assets.

     1.75 "Vested" means the portion of a Participant's Combined Account that is nonforfeitable. Effective July 1, 1988 and thereafter, any amount in a Participant's Combined Account shall be at all times one hundred percent (100%) Vested and nonforfeitable.

     1.76 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

     Years of Service with any Related Company shall be recognized.

                                  ARTICLE II
                                  ELIGIBILITY

     2.1  CONDITIONS OF ELIGIBILITY

          Any Employee who has completed one (1) Year of Service shall be an Eligible Employee hereunder as of the date he has satisfied such requirement. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.

     2.2  EFFECTIVE DATE OF PARTICIPATION

          An Eligible Employee shall become a participant effective as of the Entry Date coinciding with or next following the date such Employee met the eligibility requirement of Section 2.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire).

     2.3  DETERMINATION OF ELIGIBILITY

          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 8.13.

     2.4  TERMINATION OF ELIGIBILITY

          In the event a participant shall go from a classification of an Eligible Employee to a noneligible Employee, such Former participant shall no longer be entitled to share in employer contributions, until such time as his participant's Account shall be distributed pursuant to the terms of the Plan unless his status shall change again to that of an Eligible Employee. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

     2.5  OMISSION OF ELIGIBLE EMPLOYEE

          If, in any Fiscal Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     2.6  INCLUSION OF INELIGIBLE EMPLOYEE

          If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall be placed in a suspense account and used first to reduce aggregate Employer Matching Contributions under
Section 3.1(b) for subsequent Fiscal Years and second to reduce Employer Basic Contributions under Section 3.1(c) for subsequent Fiscal Years.

                                  ARTICLE III
                          CONTRIBUTION AND ALLOCATION

     3.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

          For the Fiscal Year during which the Plan is adopted and each Fiscal Year thereafter, and subject to the conditions and limitations contained herein, the Employer shall contribute to the Plan:

          (a) The amount of the total salary reduction elections of all participants made pursuant to Section 3.2(a), which amount shall be deemed the Employer Elective Contribution, plus

          (b) The Employer Matching Contribution equal to thirty percent (30%) of the Employer Elective Contributions of all participants eligible to share in allocations, plus

          (c) An Employer Basic Contribution which may be made annually in the discretion of the Chief Executive Officer of the Company. Such Employer Basic Contribution will consist of the following components: (i) An amount of up to five and seven-tenths percent (5.7%) of each participant's Compensation for the Fiscal Year, and (ii) an additional contribution for each such Fiscal Year on behalf of each participant in an amount of up to five and seven-tenths percent (5.7%) of each Participant's Compensation in excess of the Taxable Wage Base for that Fiscal Year. The percentage applicable under each of the foregoing components will be determined annually in the discretion of the Chief Executive Officer of the Company, provided that the percentage applicable under clause (ii) will not exceed the percentage applicable under clause (i) and that the amount of such contributions will otherwise comply with the applicable provisions of
     Section 401(1) of the Code.

          (d) Such discretionary Employer Profit Sharing Contribution, if any, out of current or accumulated profits as the Employer may determine in accordance with Section 3.3. Employer Profit Sharing Contributions shall be deemed Employer Non-Elective Contributions and allocated and credited to Participant's Accounts in accordance with Section 3.6(d).

          (e) Notwithstanding the above, however, the Employer's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

     3.2  PARTICIPANT'S SALARY REDUCTION ELECTION
          (a) Each Participant may elect to defer from two percent (2%) to fifteen percent (15%) of his Compensation, subject to the limitations of this Section.

          The amount by which Compensation is reduced shall be that Participant's Employer Elective Contribution and will be allocated to that Participant's Elective Account.

          (b) The balance in each participant's Elective Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

          (c) Amounts held in the participant's Elective Account may not be distributed prior to the earlier of:

              (1) his termination of employment, Total and permanent Disability, or death;

              (2) his attainment of age 59-1/2;

              (3) termination of the Plan without establishment of a successor plan by the Employer or Related Company;

              (4) the date of the sale by the Employer to an entity that is not a Related Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a participant who continues employment with the corporation acquiring such assets;

              (5) the date of the sale by the Employer or a Related Company of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Related Company with respect to a participant who continues employment with such subsidiary; or

              (6) proven financial hardship, subject to the limitations of
          Section 3.2(h).

          (d) A Participant's Employer Elective Contribution made pursuant to this Section shall not exceed $8,994 for the 1993 taxable year ($9,240 for the 1994 taxable year) of the Participant, as specified in Section 402(g) of the Code. This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1st of each calendar year.

          (e) In the event that the dollar limitation provided for in Section 3.2(d) is exceeded with respect to any participant, the Administrator may, not later than March 1 following the close of such participant's taxable year, notify the participant in writing of such excess. The Administrator shall direct the Trustee to distribute such excess amount (and any income or loss allocable to such amount, determined in accordance with one of the methods allowed for under Section 1.402(g)-1(e)(5) of the Regulations) to the participant not later than the first April 15th following the close of the participant's taxable year. Such distributions will not require the consent of the participant's spouse under Section 5.5 of the Plan and will not violate outstanding qualified domestic relations orders, as defined in
     Section 9.2(c).

          (f) In the event that a participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code
     Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code
     Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $8,994 ($9,240 for the 1994 taxable year) for such participant's 1993 taxable year (or such amount adjusted annually as provided in Code Section 415(d) pursuant to Regulations), the participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the participant. Such amount may then be distributed in the same manner as provided in Section 3.2(e).

          (g) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the participant's Elective Account shall be used to provide additional benefits to the participant pursuant to Section 5.5.

          (h) A participant who is an employee of the Employer may, by:

              (1) showing of immediate and heavy financial need, and

              (2) showing that other resources are not available to meet the immediate and heavy financial need,

upon an election filed with the Administrator, withdraw up to one hundred percent (100%) of his Employer Elective Contributions, but not earnings thereon, credited to his Participant's Elective Account.

     Any request for a withdrawal in accordance with this subsection 3.2(h) shall be in writing filed with the Administrator in such form and at such time as the Administrator may require, and the Administrator shall direct the Trustee to make any distribution with respect to such an election. A participant will be deemed to have an immediate and heavy financial need if such withdrawal is for the purpose of:

              (1) medical expenses of participant, his spouse or dependent,

              (2) down payment on participant's principal residence,

              (3) post-secondary tuition (for a period following the date of the hardship request) for participant, his spouse or dependent, or

              (4) the prevention of the eviction from or the foreclosure on participant's principal residence.

A Participant will be deemed not to have any other resources available to meet the immediate and heavy financial need if:

              (i) he has taken all loans available pursuant to subsection 6.4;
               and

              (ii) the amount of withdrawal under this subsection 3.2(h) does not exceed the amount necessary to satisfy his immediate financial need; and

          (iii) his ability to make Elective Contributions is suspended for a period of 12 months following a withdrawal under this subsection 3.2(h); and

          (iv) the amount of his Elective Contributions for the Plan Year next following the Plan Year during which a withdrawal was made pursuant to this subsection 3.2(h), is reduced by the amount of Elective Contributions, if any, made by the participant during the Plan Year in which such hardship withdrawal was taken.

Any hardship withdrawal made pursuant to this Section shall require the written consent of the Participant's spouse in a manner consistent with Section 5.5(a)
(2), where such withdrawal exceeds $3,500. Such written consent must be obtained within the 90-day period prior to the date the distribution is made.

          (i) The Employer and the Administrator shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

     3.3  AMOUNT OF EMPLOYER PROFIT SHARING CONTRIBUTION
          The Employer shall determine the amount of any Employer Profit Sharing Contribution to be made to the Plan. In determining such contribution, the Employer shall be entitled to rely upon an estimate of the total Compensation for all Participants and of the amounts contributible by it. The Employer's determination of such contribution shall be binding on all Participants, the Employer, and the Trustee. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records. The Trustee shall have no right or duty to inquire into the amount of the Employer's Contribution or the method used in determining the amount of the Employer's Contribution, but shall be accountable only for funds actually received by the Trustee.

     3.4 TIME OF PAYMENT OF EMPLOYER MATCHING, BASIC AND DISCRETIONARY CONTRIBUTIONS
          The Employer shall pay to the Trustee its Contributions to the Plan under paragraphs 3.1(a), (b), (c), and (d) for each Fiscal Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

     3.5  TIME OF PAYMENT OF ELECTIVE CONTRIBUTION
          Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as soon as is practicable.

     3.6  ALLOCATION OF CONTRIBUTIONS AND EARNINGS
          (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of the end of each calendar month (or as of such other time as may be determined by the Chief Financial Officer of the Company acting in a uniform and nondiscriminatory manner) all amounts allocated to each such Participant as set forth herein.

          (b) Subject to the provisions of Sections 3.7, 3.9 and 3.12, as of the end of each calendar month (or as of such other time as may be determined by the Chief Financial Officer of the Company acting in a uniform and nondiscriminatory manner), the Employer Elective and

     Matching Contributions made on behalf of each Participant who has elected to have Employer Elective Contributions made on his behalf for the period ending on that date, will be allocated and credited to the Participant's Elective Account.

          (c) Subject to the provisions of subsection 3.12, as of the end of each calendar month (or as of such other time as may be determined by the Chief Financial Officer of the Company acting in a uniform and nondiscriminatory manner), Employer Basic Contributions made on behalf of each Participant for the period ending on that date will be allocated and credited to such Participant's Account in the following manner:

              (1) A Participant will receive an allocation in the same proportion as his Compensation for the Plan Year bears to the total Compensation for the Plan Year of all eligible participants, up to a maximum of five and seven-tenths percent (5.7%) of his Compensation for the Plan Year.

              (2) If the entire amount of the Employer Basic Contribution for the Plan Year is not allocated under clause (1), an eligible participant will receive, an allocation of the remaining amount in the same proportion as his Compensation in excess of the Taxable Wage Base for the Plan Year bears to the total amount of Compensation in excess of the Taxable Wage Base for the Plan Year of all eligible participants, up to a maximum of five and seven-tenths percent (5.7%) of his Compensation in excess of the Taxable Wage Base for the Plan Year.

          (d) Subject to the provisions of Section 3.12, as of the end of each Plan Year (or such other time as may be determined by the Chief Financial Officer of the Company acting in a uniform and nondiscriminatory manner), Employer Profit Sharing Contributions will be allocated and credited to the Accounts of participants entitled thereto in the same proportion as his Compensation for the Plan Year bears to the total Compensation for the Plan Year of all eligible participants.

          (e) As of the end of each calendar month (or as of such other time as may be determined by the Chief Financial Officer of the Company acting in a uniform and nondiscriminatory manner), the Rollover Contributions made by, or on behalf of, a Participant to the Plan for the period ending on that date will be credited to his Rollover Account.

          An Employer contribution made for any Fiscal Year after the end of such Fiscal Year pursuant to Section 3.1(a), (b), (c), and (d) will be considered to have been made on the last day of that Fiscal Year, but only if paid to the Trustee prior to the Company's Federal income tax due date for that year, including extensions.

          Notwithstanding the foregoing provisions of this subsection 3.6, a Participant who performs less than 501 Hours of Service during a Plan Year shall not share in the Employer's Matching, Basic or Profit Sharing Contributions, made pursuant to Section 3.1 for that year, unless required pursuant to Section 3.6(f).

          As of each Anniversary Date or other valuation date, before allocation of Employer contributions and any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each participant's and Former participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date.

          Participants' transfers from other qualified plans deposited in the general Trust Fund after the first month of the Plan Year shall not share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund for the Plan accounting period in which the transfer is received. Each segregated account maintained on behalf of a participant shall be credited or charged with its separate earnings and losses.

          (e) Participants' Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

          (f) Minimum Allocations Required for Top Heavy Plan Years:
     Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's 415 Compensation (reduced by contributions, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's 415 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401 (a) (4) or 410, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. In determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

          Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in a money purchase pension plan which is included with this Plan in a Required Aggregation Group.

          (g) The percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

          (h) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) or salary reduction contributions to the Plan; and (3) been excluded from participation because of their level of Compensation.

          (i) Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement shall not share in the allocations of the Employer's Basic Contributions under Section 3.1(c) or Employer Profit Sharing Contributions under Section 3.1(d). Further, if any nonsegregated account of a Participant has been distributed prior to the subsequent Anniversary Date or other valuation date, no earnings and losses shall be credited.

          (j) Participants who terminated employment during the Plan Year shall share in the Employer Elective Contributions under Section 3.1(a) made by the Employer for the year of termination without regard to the Hours of Service credited.

          (k) Participants who terminated employment during the Plan Year shall share in the Employer Matching Contributions for the year of termination without regard to the Hours of Service credited.

          (l) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death shall share in the allocations of contributions provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

          (m) Notwithstanding anything herein to the contrary, Participants terminating for reasons of Total and Permanent Disability shall share in the allocations of contributions provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

          (n) Notwithstanding anything herein to the contrary, Participants terminating for reasons of retirement shall share in the allocations of contributions provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

     3.7  ACTUAL DEFERRAL PERCENTAGE TESTS
          (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to Participants' Elective Accounts shall satisfy one of the following tests:

          If the Non-Highly                The Highly Compensated
          Compensated Group                Group may contribute
          contributes an average of        an average of
          -------------------------        -------------

          Under 2% of Compensation         2 times the rate of
                                           the Non-Highly
                                           Compensated Group

          Between 2% - 8% of               2% more than the rate of
          Compensation                     the Non-Highly Compensated
                                           Group

          Over 8% of Compensation          1-1/4 times the rate of the
                                           Non-Highly Compensated
                                           Group

          (b) The tests under Section 3.7(a) are based on Actual Deferral Percentages. The term Actual Deferral Percentages means, with respect to any Participant, the ratio of the amount of Employer Elective Contributions made on behalf of that Participant to that Participant's Compensation for such Plan Year. For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Employee, the Elective Contributions and Compensation of such Highly Compensated Employee shall include the Elective Contributions and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the Actual Deferral Percentage for the Non-Highly Compensated Employees group. Further, the

     Actual Deferral Percentage of a Highly Compensated Employee shall be determined after any corrective distributions of Excess Contributions pursuant to Section 3.2(e), Excess Deferred Compensation pursuant to
     Section 3.8 and Excess Aggregate Contributions under Section 3.10.

          (c) For the purposes of Sections 3.7(a) and 3.8, a Highly Compensated Employee and a Non-Highly Compensated Employee shall include any Employee eligible to make a deferral election pursuant to Section 3.2, whether or not such deferral election was made.

          (d) For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

          (e) For the purposes of this Section, if a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of the Employer or an Related Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Employee.

          (f) Notwithstanding the above, the determination and treatment of Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     3.8  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

          In the event that the initial allocations of the Employer's contributions made pursuant to Section 3.6 do not satisfy one of the tests set forth in Section 3.7(a), the Administrator shall adjust either the Employer's Elective Contribution or the Employer Matching Contribution pursuant to the options set forth below:

          (a) Not later than the close of the following Plan Year, each Highly Compensated Employee, beginning with the Participant having the highest Actual Deferral Percentage, shall have his portion of excess Deferred Compensation (adjusted to reflect any income or loss allocable to such portion, determined in accordance with one of the methods allowed for under Section l.401(k)-1(f)(4) of the Regulations) distributed to him until one of the tests set forth in Section 3.7(a) is satisfied. Such distributions will not require the consent of the Participant's spouse under Section 5.5 of the Plan and will not violate any outstanding qualified domestic relations order.

          (b) Within 2-1/2 months after the end of the Plan Year, a portion of the Employer Matching Contribution may be deemed an Employer Elective Contribution for purposes of Section 3.7(a) and for withdrawal purposes pursuant to Section 3.2(h). Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 3.7(a), and shall be reallocated to the Participant's Elective Account. However, Employer Matching Contributions may be so reallocated to the extent that they are not used to satisfy the tests of Section 3.9(a). Such reallocation of the Employer Matching Contribution shall be made on behalf of Non-Highly Compensated Employees.

          (c) Within 2-1/2 months after the end of the Plan Year, the Employer shall make a contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 3.7(a). Such contribution shall be deemed an Employer

     Elective Contribution and allocated to the Participant's Elective Account of each Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Employer Elective Contribution for the year bears to the total Deferred Compensation of all Non-Highly Compensated Employees.

          (d) In no event can the amount of the Employer Elective Contributions of a Highly Compensated Employee which are adjusted for a Plan Year in accordance with either Section 3.8 (a) or (b) exceed the amount of the Employer Elective Contributions for the same Plan Year for such Highly Compensated Employee, in accordance with 1.401(k)-1(f)(2) of the Regulations.

     3.9  MAXIMUM CONTRIBUTION PERCENTAGE
          (a) For each Plan Year, the annual allocation derived from Employer Matching Contributions to Participants' Elective Accounts shall satisfy one of the following tests:

          If the Non-Highly                  The Highly Compensated
          Compensated Group                  Group may receive
          receives allocations:              allocations
          ---------------------              ----------------------

          Under 2% of Compensation           2 times the rate of
                                             the Non-Highly
                                             Compensated Group

          Between 2% - 8% of                 2% of Compensation more
          Compensation                       than the Non-Highly
                                             Compensated Group

          Over 8% of Compensation            1-1/4 times the rate of the
                                             Non-Highly Compensated
                                             Group

          (b) The tests under Section 3.9(a) are based on Actual Contribution Percentages. The term Actual Contribution Percentage means, with respect to any Participant, the ratio of the Employer Matching Contribution allocated to his accounts to that Participant's Compensation for the Plan Year. The Actual Contribution Percentage of a Highly Compensated Employee shall be determined after any corrective distribution of excess contributions under
     Section 3.2(d), excess Deferred Compensation under Section 3.7(a) and Excess Aggregate Contributions under Section 3.10(b).

          (c) For purposes of determining the Actual Contribution Percentage, the Administrator may elect pursuant to Regulations to take into account elective deferrals (as defined in Code Section 402(g)(3)(A)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. In addition, the Actual Contribution Percentage for a Highly Compensated Employee shall be determined by including Employer Matching Contributions made pursuant to
     Section 3.1 and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the Actual Contribution Percentage of Non-Highly Compensated Employees. The Actual Contribution Percentage of a Highly Compensated Employee shall be determined after any corrective distributions of Excess Aggregate Contributions. In all cases the determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (d) If two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 3.9. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer or a Related Company to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 3.9.

          (e) For purposes of Sections 3.9(a) and 3.10, a Highly Compensated Employee and Non-Highly Compensated Employee shall include any Employee eligible to have Employer Matching Contributions pursuant to Section 3.1 allocated to his account for the Plan Year.

     3.10 ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE
          (a) In the event that the Actual Contribution Percentage for the Highly Compensated Employee group exceeds the Actual Contribution Percentage for the Non-Highly Compensated Employee group pursuant to
     Section 3.9(a), the Administrator (not later than the end of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Employee group) the amount of Excess Aggregate Contributions (and any income allocable to such contributions). Such distribution shall be made on behalf of the Highly Compensated Employee group in order of their Actual Contribution Percentages beginning with the highest of such percentages. If there are losses allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Account attributable to Employer Matching Contributions or the Employer's Matching Contributions for the Plan Year.

          (b) Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

              (1) the aggregate amount of Employer Matching Contributions made on behalf of the Highly Compensated Employee group for such Plan Year, over

              (2) the maximum amount of such contributions permitted under the limitations of Section 3.9(a).

          (c) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after:

              (1) first determining the excess contributions pursuant to Section 3.2(d), and

              (2) then determining the excess annual allocations pursuant to
          Section 3.7(a).

     3.11 ADDITIONAL NONDISCRIMINATION IN EMPLOYER CONTRIBUTIONS
          In addition to the requirements of subsection 3.7 and 3.9, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of the Highly Compensated Employee Group may not exceed the greater of:

          (a)  the sum of:

           (i) 1.25 times the greater of:

               (A) the Actual Deferral Percentage of the Non-Highly Compensated Group; or

               (B) The Actual Contribution Percentage of the Non-Highly Compensated Group; and

          (ii) two percentage points plus the lesser of (A) or (B) next above, but in no event in excess of twice of the lesser of (A) or (B) above; or

          (b)  the sum of:

          (i)  1.25 times the lesser of:

               (A) the Actual Deferral Percentage of the Non-Highly Compensated Group; or

               (B) the Actual Contribution Percentage of the Non-Highly Compensated Group; and

          (ii) two percentage points plus the greater of (A) or (B) next above, but in no event in excess of twice or the greater of (A) or (B) above.

     If the requirements of this subsection 3.11 are not satisfied, the amount of such excess will be Excess Contributions or Excess Aggregate Contributions, as determined in the discretion of the Administrator and will be reduced and distributed to Highly Compensated Employees according to the applicable provisions of subsections 3.8 and 3.10.

     3.12 MAXIMUM ANNUAL ADDITIONS
          (a) Notwithstanding the foregoing, the maximum Annual Additions credited to a Participant's accounts for any Limitation Year shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(l)(A)) or (2) twenty-five percent (25%) of the Participant's 415 Compensation for such Limitation Year.

          (b) Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) amounts allocated to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (4) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the 415 Compensation percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (2) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1).

          (c) The transfer of funds from one qualified plan to another is not an Annual Addition. In addition, the following are not Employee contributions for the purposes of Section 3.12(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3));
     (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

          (d) 415 Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid or accrued during the Limitation Year. 415 Compensation shall exclude (1)
     (A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
     Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For Limitation Years beginning after December 31, 1988, 415 Compensation shall be limited to $200,000 (unless adjusted in the same manner as permitted under Code Section 415(d)). For Limitation Years beginning after June 30, 1994, 415 Compensation shall be limited to $150,000 (unless adjusted in the same manner as permitted under Code Section 415(d)).

          (e) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
     Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

          (f) All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

          (g) If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563
     (a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

          (h) If this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

          (i) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum Annual Additions under this Plan shall equal the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited to such Participant's accounts during the Limitation Year.

               (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, Annual Additions will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

               (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum Annual Additions under this Plan shall equal the product of (A) the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

          (j) Subject to the exception in Section 3.12(o) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0.

          (k) (1) The defined benefit plan fraction for any Limitation Year is a fraction (A) the numerator of which is the Projected Annual Benefit of the Participant under the Plan (determined as of the close of the Limitation
     Year), and (B) the denominator of which is the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code
     Section 415(b)(1)(A) for such Limitation Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such Limitation Year.

               (2) For purposes of applying the limitations of Code Section 415, the Projected Annual Benefit for any Participant is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation 1.415-7(b)(3).

          (1) (1) The defined contribution plan fraction for any Limitation Year is a fraction (A) the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Limitation Year and
     (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the
     Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Limitation Year
     (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code
     Section 415(c)(1)(B) for such Limitation Year.

          (2) Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(l) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

          (m) Notwithstanding the foregoing, for any Limitation Year in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph 1(1) and m(l) unless the extra minimum allocation is being provided pursuant to Section 3.6. However, for any Limitation Year in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

          (n) If (1) the substitution of 1.00 for 1.25 or (2) the excess benefit accruals or Annual Additions provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any Limitation Year, such Participant shall be subject to the following restrictions for each future Limitation Year until the 1.0 limitation is satisfied: (A) the Participant's accrued benefit under the defined benefit plan shall not increase (B) no Annual Additions may be credited to a Participant's accounts and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

          (o) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     3.13 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
          (a) If, as a result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator shall (1) return any voluntary Employee contributions credited for the Limitation Year to the extent that the return would reduce the Excess Amount in the Participant's accounts (2) hold any Excess Amount remaining after the return of any voluntary Employee contributions in a Section 415 Suspense Account (3) use the Section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year, or if the Participant is not so covered, allocate and reallocate the
     Section 415 Suspense Account in the next Limitation Year (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute Annual Additions are made to the Plan for such Limitation Year (4) reduce Employer contributions to the Plan for such Limitation Year by the amount of the
     Section 415 Suspense Account allocated and reallocated during such Limitation Year.

          (b) The term Excess Amount for any Participant for a Limitation Year shall mean the excess, if any, of (1) the Annual Additions which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum Annual Additions determined pursuant to Section 3.12.

          (c) Section 415 Suspense Account shall mean an unallocated account equal to the sum of Excess Amounts for all Participants in the Plan during the Limitation Year. The Section 415 Suspense Account shall not share in any earnings or losses of the Trust Fund.

          (d) The Plan may not distribute Excess Amounts to Participants or Former Participants.

     3.14 TRANSFERS FROM QUALIFIED PLANS
          (a) With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the Plan's tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Rollover Account. Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section.

          (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant.

          (d) The Administrator may direct that employee transfers made after the first month of the Plan Year pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until the first day of the following Plan Year, at which time they shall be invested as determined by the Administrator pursuant to
     Section 3.14(e).

          (e) Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee, it shall be invested as part of the general Trust Fund and share in earnings and losses. Except, however, deposits into the general Trust Fund after the first month of the Plan Year shall not share in earnings and losses for the Plan accounting period in which the transfer was received.

          (f) The term Rollover Contributions shall include: (i) amounts transferred to this Plan directly from another qualified plan (that is, any tax qualified plan under Code Section 401(a)); (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;
     (iii) amounts transferred to this

     Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

     3.15 INVESTMENT FUNDS

          (a) The Trust Fund as at any date will consist of all property of every kind then held by the Trustee. Various Investment Funds shall be maintained for the investment of the accounts of Participants. The Administrator may designate, add or delete such Investment Funds as investment options under the Plan as may be deemed to be desirable from time to time. A separate account will be established by the Administrator to reflect the portion, if any, of the Participant's accounts that is invested in any of the Investment Funds.

          The Trustee shall also maintain a loan fund to reflect the portion, if any, of the Participants' accounts attributable to any outstanding loans made by the Plan in accordance with Section 6.4. The loan fund shall consist only of promissory notes evidencing loans made to Participants in accordance with the provisions of Section 6.4.

          (b) Investment of Funds. The Investment Funds shall be invested without distinction between principal and income within the investment objectives of each Fund. Pending payment of costs, expenses or anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the United States Government, short-term demand notes, short-term commercial paper, collective trust funds investing in short-term investments or in cash and may deposit any uninvested funds with any bank selected by the Trustee.

          (c) Participant's Election to Invest in Funds. Each Participant shall have the right to file a written election with the Administrator from time to time directing that amounts contributed to his Plan Accounts be invested, in such multiples as the Administrator may establish, in any or all of the then available Investment Funds; provided, that all of the Participant's Accounts, shall be invested in the same percentages of such Funds. Any such election shall become effective as of the first day of the next calendar quarter falling thirty (30) days or more after delivery of the written election to the Administrator and shall apply only to deposits and contributions made, and to funds transferred into his Participant's Transfer Account, on and after such effective date.

          (d) Transfers of Investment Funds. Under rules established by the Administrator from time to time and implemented in a uniform and nondiscriminatory manner, each Participant may file a written election with the Administrator directing that any amounts currently invested in any of the Funds be transferred in whole or in part, but only in specified percentages permitted by the Administrator from time to time, to any or all of the then available Investment Funds, with the transfer being made from the Participant's Combined Account and Participant's Elective Account in the same specified percentages. The Administrator may, in a uniform and nondiscriminatory manner, limit the number of transfers a Participant may make during the Plan Year. Such elections shall become effective as of the transfer date established by the Administrator falling thirty (30) days or more after delivery of the written election to the Administrator (or at such other time as may be determined by the Administrator in a uniform and nondiscriminatory manner), unless otherwise required to meet the conditions of Section 6.4 regarding loans to Participants.

          (e) Designating Funds for Withdrawal. When a Participant elects to make a withdrawal pursuant to Section 6.4, he shall designate the Investment Fund or Funds from which the withdrawal shall be made.

          (f) Repayments to Loan Fund. Each Participant's Loan Fund will be credited with any loan made to such Participant in accordance with Section
     6.4 and any interest which has accrued thereon since the last preceding Valuation Date. Any payments of principal and interest received by the Trustee from such Participant since the last preceding Valuation
     Date with respect to any loan made to that Participant in accordance with the provisions of Section 6.4 will be charged to such Participant's Loan Fund on that Valuation Date.

          (g) (1) A Participant may direct the Trustee to acquire and hold in the Trust a Contract on the life of such Participant. In the event a Participant shall direct the Trustee to acquire and hold in the Trust a Contract, the Participant shall also direct the Trustee as to who shall be the issuing company, as to the form and substance of such Contract, as to the payment of premiums thereon, as to the exercise of rights, options and privileges available under the Contract, as to the ultimate disposition of the Contract or its proceeds, and as to all other matters respecting such Contract. The ownership of any such Contract shall be in the name of the Trustee, but the Trustee shall not take any independent action with respect to such Contract and shall have no responsibility or liability whatsoever with respect to such Contract except to act as directed by the participant consistent with the Employee Retirement Income Security Act of 1974, as amended.

          (2)  Any and all Contracts acquired for a Participant pursuant to this
Section 3.15(g), together with the proceeds thereof, and any other monies received by the Trustee from the issuing insurance company in connection therewith shall be held by the Trustee in a separate fully vested account designated Insurance Account.

          (3) All dividends on a Contract shall be used to reduce premiums on that Contract or to purchase additional insurance as directed by the Participant covered by such Contract.

          (4) Any charge or expense of the Trustee in handling a Contract shall be paid by the Employer but, if not so paid, shall be a charge against the Participant's Account.

          (5) For the purpose of determining the value of a Contract hereunder, such Contract shall be valued at its then cash surrender value, but neither such Contract nor any Insurance Account shall be considered a part of the Trust for purpose of allocating income and market gains and losses of the Trust on other Plan accounts.

          (6) On maturity of an undistributed Contract by reason of the death of the Participant, the proceeds thereof shall be deemed a death benefit under the Plan and shall be distributed to his beneficiary in the manner described in
Article V hereof.

                                  ARTICLE IV
                                  VALUATIONS

     4.1  VALUATION OF THE TRUST FUND

          The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

     4.2  METHOD OF VALUATION

          In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to
the Valuation Date.   Any unlisted security held in the Trust Fund shall be
valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE V
                  DETERMINATION AND DISTRIBUTION OF BENEFITS

     5.1  DETERMINATION OF BENEFITS UPON RETIREMENT

          Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant's Combined Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Combined Account in accordance with Section 5.5.

     5.2  DETERMINATION OF BENEFITS UPON DEATH
               (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall continue to be fully Vested in accordance with Section 1.48. On or before the Anniversary Date coinciding with or next following such death, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 5.6 and 5.7, to distribute the value of the deceased Participant's Combined Account to the Participant's Beneficiary.

               (b) On or before the Anniversary Date coinciding with or next following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections 5.6 and 5.7, shall distribute any remaining amounts credited to the account of such deceased Former Participant to such Former Participant's Beneficiary.

               (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

               (d) Unless otherwise elected in the manner prescribed in Section 5.6, the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 5.6. Except, however, the Participant may designate a Beneficiary other than his spouse if:

               (i) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 5.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

               (ii)  the Participant has no spouse, or

               (iii) the spouse cannot be located.

                     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

     5.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

          In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall continue to be fully Vested in accordance with Section 1.48. On or before the Anniversary Date coinciding with or next following the event of Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 5.5 and 5.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired.

     5.4  DETERMINATION OF BENEFITS UPON TERMINATION

          On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of such Terminated Participant's Combined Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations per
Section 3.6 until such time as a distribution is made to the Terminated Participant.

          In the event that the amount of the Terminated Participant's
Combined Account equals or exceeds the cash surrender value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements, so that the settlement options are consistent with the provisions of Section 5.5.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, or Normal Retirement). If the value of a Terminated Participant's benefit derived from Employer and Employee contributions is $3,500 or less, the Administrator shall direct the Trustee to cause the entire benefit to be payable to such Participant without regard to the Participant's election or the consent of said Participant's spouse.

     5.5  DISTRIBUTION OF BENEFITS
          (a) (1) Unless otherwise elected as provided below, a participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to a fifty percent (50%) of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

               (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Annuity Starting Date.

          (4) The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

          (5) With regard to the election, the Administrator shall provide the Participant within a reasonable period of time before the Annuity Starting Date (and consistent with Regulations), a written explanation of:

              (i) the terms and conditions of the joint and survivor annuity, and

              (ii) the Participant's right to make an election to waive the joint and survivor annuity, and

              (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

              (iv) the right of the Participant to revoke such election, and effect of such revocation.

          (6) The distribution of a benefit in the form of a joint and survivor annuity shall require the Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62.

     (b)  In the event a married Participant duly elects pursuant to paragraph
(a)(2) above not to receive the retirement benefit in the form of a joint and survivor annuity, or in the event an unmarried Participant similarly elects not to receive the retirement benefit in the form of a life annuity, the Administrator shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods as elected by the Participant:

     (i)   One lump-sum payment in cash or in property;

     (ii) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

     (iii) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

     (c) The present value of a Terminated Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds $3,500. Further, the spouse of a Terminated Participant must consent in writing to any immediate distribution. If the value of the Retired Participant's benefit derived from Employer and Employee contributions does not exceed $3,500, the Administrator may immediately distribute such benefit without such Retired Participant's or spouse's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 5.5(a)2.

          (d) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a) (9) and the Regulations thereunder (including Regulation Section 1.401(a) (9)-2):

               (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a five (5) percent owner at any time during the 5-plan year period ending in the calendar year in which he attains age 70-1/2 or, in the case of a Participant who becomes a five (5) percent owner during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause
          (ii) above shall not apply to any Participant unless the Participant had attained age 70-1/2 before January 1, 1988 and was not a five (5) percent owner at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66-1/2 or any subsequent Plan Year.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in a manner which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (e) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation.

5.6  DISTRIBUTION OF BENEFITS UPON DEATH
     (a) Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death.

If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 5.6(g).

          (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 5.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary or the alternative form of death benefit to be paid in lieu of the Pre-Retirement Survivor Annuity. Notwithstanding the foregoing, the nonspouse Beneficiary or the alternative form of death benefit need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit and that the spouse voluntarily elects to relinquish one or both of such rights.

          (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

          (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to
Section 5.5(a)(5). For the purposes of this paragraph, the term Applicable Period means, with respect to a Participant, whichever of the following periods ends last:

               (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan year in which the Participant attains age 35;

               (2) A reasonable period after the individual becomes a Participant.

               (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

               (4) A reasonable period ending after Code Section 401(a)(l1) applies to the Participant; or

               (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35.

          (e) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing. If the value exceeds $3,500, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 5.5(a)2.

          (f) (1) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject to the rules specified in Section 5.6(g):

          (i)  One lump-sum payment in cash or in property;

          (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee shall adjust the cash amount of such periodic installments accordingly.

               (2) In the event the death benefit payable pursuant to Section
     5.2 is payable in installments, then, upon the death of the Participant, the Administrator shall direct the Trustee to segregate into a separate Trust Fund(s) the death benefit, and the Trustee shall invest such segregated Trust Funds separately, and the funds accumulated in such Trust Fund(s) shall be used for the payment of the installments hereinabove provided.

               (3) The Administrator, at the election of the Participant's Beneficiary, shall direct the Trustee to accelerate any installment payment to a Participant's Beneficiary.

     (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)
(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 5.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs. However, the 5-year distribution requirement of the preceding sentence shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. Except, however, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

     (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation.

     5.7  TIME OF DISTRIBUTION

          Except as limited by Sections 5.5 and 5.6, whenever the Trustee is to make a distribution - or to commence a series of payments on or as of an Anniversary Date, the distribution or series-of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

     5.8  DISTRIBUTION FOR MINOR BENEFICIARY

          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     5.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as an Employer contribution. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

     5.10 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order as those terms are defined in Code Section 414(p).

     5.11 DIRECT ROLLOVERS

          (a) For distributions on or after July 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as defined below) election under this subsection 5.11, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution that is $200 or greater paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. In addition, if the amount of the Eligible Rollover Distribution is greater than $500, the Distributee may elect to have a portion of such total amount paid directly to an Eligible Retirement Plan with the balance paid to the Distributee, provided that the portion transferred to the Eligible Retirement Plan is an amount not less than $500.

          (b)  Definitions

                    (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of the series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee' S designated beneficiary; any distribution to the extent such distribution is required under section 401 (a) (9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution which the Secretary of the Treasury (or his delegate) provides in regulations or rulings of general applicability.

                    (ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408 (a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403 (a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iii) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order are distributees with regard to the interest of the spouse or former spouse.

                    (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the eligible retirement plan specified by the Distributee.

5.12 INCOME TAX WITHHOLDING

          The amount distributed to a Participant or Beneficiary under the Plan shall, notwithstanding any provision herein to the contrary, be reduced to the extent necessary to comply with federal, state and local income tax withholding rules.

                                  ARTICLE VI
                                    TRUSTEE

6.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

     The Trustee shall have the following categories of responsibilities:

     (a) Consistent with the funding policy and method determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

     (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

     (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report per
Section 6.7.

     (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

6.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

     (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Profit Sharing Plan and Trust.

     (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

     (c) The Trustee, at the direction of the Administrator (which shall make such directions only at the direction of a Participant as provided in Section 3.15(g)), shall ratably apply for, own, and pay premiums on Contracts on the lives of the Participants. If a life insurance policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than fifty percent (50%) of the aggregate of the contributions to the credit of the Participant at any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than twenty-five percent (25%) of the aggregate contributions allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed twenty-five percent (25%) of the aggregate contributions allocated to a Participant's Combined Account. The Trustee must convert the entire value of the life insurance contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement, or distribute the Contracts to the Participant.

6.3  OTHER POWERS OF THE TRUSTEE

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

     (a) To purchase, or subscribe for, any securities or other property and to retain the same.

     (b) Subject to Participants' directions pursuant to Section 3.15 , to sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

     (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

     (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

     (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

     (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

     (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

     (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

     (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

     (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

     (k) To apply for and procure from responsible insurance companies, to be selected by Participants, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

     (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

     (m) To invest in Treasury Bills and other forms of United States government obligations;

     (n) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

     (o) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

     (p) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

6.4  LOANS TO PARTICIPANTS

     (a) While the primary purpose of the Plan is to accumulate funds for the Participants when they retire, it is recognized that under some circumstances it is in the best interests of Participants to permit loans to be made to them while they continue in the employ of the Employer. Accordingly, the Administrator, in his sole discretion and upon written request by a Participant who is an employee of the Employer, may make a loan from the Trust Fund to the Participant for any purpose which the Administrator believes would be desirable and in the best interest of such Participant, and subject to the following provisions: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

     (b) Loans shall not be granted to any Participant or his Beneficiary that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

     (c) A Participant may only borrow against the balances of his Accounts, may only have one loan outstanding at a time and may not receive a new loan until 12 months have elapsed after the repayment in full of any prior loan. The amount of such loan must be at least $500 and, together with the accrued interest under this Plan and all other qualified employer plans shall be limited to the lesser of:

          (1) one-half the balance of his Accounts; or

          (2) $50,000, reduced by the excess (if any) of:

              (A) the highest outstanding balance of loans under the Plan and all other qualified Employer plans during the 1-year period ending on the day before the date on which such new loan is made, over

              (B) the outstanding balance of those outstanding loans on the date on which the new loan is made.

          (d) The Participant must pledge as security for such loan up to fifty percent (50%) of the corresponding portion of the balance of his Plan Accounts. Loans shall be evidenced by a written note approved by the Administrator which shall bear the rate of interest which is equal to the prevailing rate for loans of a similar type at a major commercial lending institution as determined by the Administrator and shall be payable in equal periodic installments of principal and interest, not less frequently than quarterly. The Participant must authorize repayment of any loan to be made by payroll deductions. Such loans shall be of reasonable duration, not to exceed 5 years, given the needs of the Participant and the purpose for which the loan is made, except that if the proceeds of the loan are used to purchase or repair the Participant's principal place of residence, the Administrator may authorize a longer repayment schedule. The Administrator may, on a uniform and nondiscriminatory basis, charge a reasonable loan processing fee. Except as noted, if there is an outstanding balance on a loan after a duration of five years, such balance shall be treated as distribution from the Plan.

          (e) A Participant's non-payment of a required payment under a loan shall constitute a default on the loan. Upon default, a Participant shall have 30 days to repay his loan and any accrued interest thereon in full. Thereafter, any loan or portion of a loan made to a Participant, together with the accrued interest thereon, shall be charged to the Participant's Accounts after all other adjustments required under the Plan have been made; provided, however, that a Participant's Account shall not be charged for a default prior to his termination date. Any payment or distribution made pursuant to the foregoing provisions of this Section 6.4 shall be offset by the charges described in the preceding sentence.

          (f) Any loan made pursuant to this Section where the interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 5.5(a)2. Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or the Pre-Retirement Survivor Annuity.

     6.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

          At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

     6.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

          The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

     6.7  ANNUAL REPORT OF THE TRUSTEE

          Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

          (a)  the net income, or loss, of the Trust Fund;

          (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c)  the increase, or decrease, in the value of the Trust Fund;

          (d)  all payments and distributions made from the Trust Fund; and

          (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

6.8  AUDIT
     (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

          (i)   statement of the assets and liabilities of the Plan;

          (ii)  statement of changes in net assets available to the Plan;

          (iii) statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in the Plan Year;

          (iv) a list of all leases in default or uncollectible during the Plan Year;

          (v) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

          (vi) a schedule of each transaction of series of transactions involving an amount in excess of three percent (3%) or Plan assets.

          All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

     (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in
Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

6.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
     (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

     (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

     (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

     (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

     (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 6.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 6.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 6.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 6.7 and this subparagraph.

     6.10 TRANSFER OF INTEREST

          The Trustee may accept funds transferred from such trusts or a conduit Individual Retirement Account for the account of a Participant under this Plan, provided the conditions precedent to such transfer set forth in
Section 3.14 are satisfied. In the event of such a transfer under this Plan, the Trustee shall maintain a separate, nonforfeitable "Participant's Rollover Account" for the amount transferred. The Trustee may act upon the direction of the Administrator without determining the facts concerning a transfer.

                                  ARTICLE VII
                      AMENDMENT, TERMINATION, AND MERGERS

     7.1  AMENDMENT

          The Employer shall have the right at to amend the Plan at any time and from time to time by the duly authorized action of its Board of Directors, in accordance with the applicable provisions of the Company's certificate of incorporation or by-laws as then in effect. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

          For the purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations) or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) (other than an amendment having an effect described in clause (1)) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Regulations.

     7.2  TERMINATION

          The Employer shall have the right to terminate the Plan at any time and from time to time by the duly authorized action of its Board of Directors, in accordance with the applicable provisions of the Company's certificate of incorporation or by-laws as then in effect. The Employer shall deliver to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Combined Accounts shall continue to be one hundred percent (100%) Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

          (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of Section 5.5; or

          (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

     7.3  MERGER OR CONSOLIDATION
          This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                 ARTICLE VIII
                         TOP HEAVY AND ADMINISTRATION

     8.1  TOP HEAVY PLAN REQUIREMENTS
     For any Top Heavy Plan Year, the Plan shall meet the special minimum allocation requirements of Code Section 416(c) under Section 3.6 of the Plan.

     8.2  DETERMINATION OF TOP HEAVY STATUS
          (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

               (1) his Participant's Combined Account balance as of the most valuation occurring within a twelve (12) month period ending on the Determination Date;

          (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

          (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

          (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

          (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.

          (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c) or (m) are treated as the same employer.

     (d) Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

          (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

          In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

               In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

               (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

     (e) Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

     (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant, other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Related Companies, or, if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

     (g) Top Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of:

               (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

     8.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER
          (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

          (b) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

     8.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY

          The Employer shall appoint one or more Administrators. Any person or persons, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person or persons so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

     The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

     8.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

          If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

     8.6  POWERS AND DUTIES OF THE ADMINISTRATOR

          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

          The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

          (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

          (d) to maintain all necessary records for the administration of the Plan;

          (e) to interpret the provisions of the Plan, remedy ambiguities, inconsistencies and omissions, and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f) to certify to the Employer and to the Trustee from time to time the sums of money contributed to the Trust Fund;

          (g) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (h) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement survivor Annuities as required by the Act and Regulations thereunder;

          (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

          (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

     8.7  RECORDS AND REPORTS
          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     8.8  APPOINTMENT OF ADVISERS
          The Administrator, or the Trustees with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

     8.9  INFORMATION FROM EMPLOYER
          To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information conclusive on all persons as is supplied by the Employer and shall have no duty or responsibility to verify such information.

     8.10 PAYMENT OF EXPENSES
          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expenses incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

     8.11 MAJORITY ACTIONS
          Except where there has been an allocation and delegation of administrative authority pursuant to Section 8.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

     8.12 CLAIMS PROCEDURE
          Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

     8.13 CLAIMS REVIEW PROCEDURE
          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 8.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after
receipt of the written notification provided for in Section 8.12.   The
Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1  PARTICIPANT'S RIGHTS
          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the affect which such discharge shall have upon him as a Participant of this Plan.

     9.2  ALIENATION
          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 8.12 and 8.13.

          (c) This provision shall not apply to a qualified domestic relations order defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     9.3  CONSTRUCTION OF PLAN
          This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not preempted by the Act.

     9.4  GENDER AND NUMBER
          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     9.5  LEGAL ACTION
          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

     9.6  PROHIBITION AGAINST DIVERSION OF FUNDS
          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c) (2) (A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

          (c) The contributions of the Employer under the Plan are conditioned upon the deductibility thereof under Section 404 of the Code and, to the extent any such deduction is disallowed, the Trustees shall, as soon as practicable, upon the written request of the Employer return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon. This provision shall only apply, however, if the adjusted contribution is returned to the Employer within one (1) year after the date the deduction is disallowed.

     9.7  BONDING
          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412 (a) (2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding

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anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     9.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE
          Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part. To the extent any individuals acting hereunder as either an Administrator, Fiduciary, or Trustee are not indemnified or saved harmless under any liability insurance contracts, the Employer does hereby indemnify and agree to defend said persons and to hold them harmless from and against any and all liabilities, losses, costs or expenses including reasonable attorneys' fees and court costs, of whatsoever kind and nature which may be imposed upon, incurred by or asserted against, said persons at any time by reason of any such persons' services hereunder or to the Plan, provided, however, the foregoing shall not apply to a particular person if he should be guilty of willful misconduct or gross negligence, or of a willful violation of the law or regulation under which such liability, loss, or expense arises.

     9.9  INSURER'S PROTECTIVE CLAUSE
          Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

     9.10 RECEIPT AND RELEASE FOR PAYMENTS
          Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

     9.11 ACTION BY THE EMPLOYER
          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by its board of directors or a person or persons authorized by its board of directors.

     9.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
          The named Fiduciaries of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 3.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's funding policy and method; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment

Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given; information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

     9.13 HEADINGS
          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     9.14 APPROVAL BY INTERNAL REVENUE SERVICE
          (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          (b) Notwithstanding any provisions to the contrary, except Sections 2.6, 2.7, and 3.1(e), and contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     9.15 UNIFORMITY
     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

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